UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 19, 2009

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 909, Tower B
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 19, 2009,  Erdos TCH Energy Saving Development Co., Ltd (“Erdos TCH”), a subsidiary of China Recycling Energy Corporation (the “Company”), and Beijing International Trust Co., Ltd. (“Beijing Trust”) enter into a capital trust loan agreement. The loan will come from and is contingent on the Low Carbon Fortune-Energy Recycling No. 1 Collective Capital Trust Plan (“Plan”) that is to be established and managed by Beijing Trust.

On November 11, 2009, Beijing Trust  announced the summary prospectus of this Plan.  The Plan must raise no less than 150 million yuan in order to be established and it can be expanded to 300 million yuan within 6 months of the establishment of the Plan. The promotion period of the Plan is from November 9, 2009 to December 9, 2009.  The Plan is to raise capital and provide loans to Erdos TCH for its waste heat power generation project phase II, phase III construction and operation, through which Erdos TCH will recycle heat from groups of furnaces of Erdos Metallurgy Co., Ltd.'s metal refining plants to generate power and steam, which will then be sold back to Erdos Metallurgy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: November 23, 2009	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer